UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 1, 2011

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

           ☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Information.  This report and the exhibits hereto contain statements that may be deemed “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 27A of the Securities and Exchange Act of 1934).  Such statements are inherently subject to risks and uncertainties.  Further, forward-looking statements are intended to speak only as of the date on which they are made.  Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact.  Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about the company’s future operations, production levels, sales, SG&A or other expenses, margins, gross profit, operating income, earnings or other performance measures.  Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions.  Decreases in these economic indicators could have a negative effect on the company’s business and prospects.  Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Changes in consumer tastes or preferences toward products not produced by the company could erode demand for the company’s products.  Strengthening of the U.S. dollar against other currencies could make the company’s products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on the company’s sales in the U.S. of products produced in those countries.  Also, economic and political instability in international areas could affect the company’s operations or sources of goods in those areas, as well as demand for the company’s products in international markets. Other factors that could affect the matters discussed in forward-looking statements are included in the company’s periodic reports filed with the Securities and Exchange Commission, including the “Risk Factors” section in the company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission on July 15, 2010 for the fiscal year ended May 2, 2010.

Item 2.02 – Results of Operations and Financial Condition

On March 1, 2011, we issued a news release to announce our financial results for the third quarter ended January 30, 2011.  The news release is attached hereto as Exhibit 99(a).

Also on March 1, 2011, we released a Financial Information Release containing additional financial information and disclosures about our third quarter ended January 30, 2011.  The Financial Information Release is attached hereto as Exhibit 99(b).

The news release and Financial Information Release contain disclosures about free cash flow, a non-GAAP liquidity measure that the company defines as net cash provided by operating activities, less cash capital expenditures and capital lease expenditures, plus any proceeds from sales of fixed assets, and the effects of exchange rate changes on cash and cash equivalents.  Management believes the disclosure of free cash flow provides useful information to investors because it measures our available cash flow for potential debt repayment, stock repurchases and additions to cash and cash equivalents.  We note, however, that not all of the company’s free cash flow is available for discretionary spending, as we have mandatory debt payments and other cash requirements that must be deducted from our cash available for future use.  In operating our business, management uses free cash flow to make decisions about what commitments of cash to make for operations, such as capital expenditures (and financing arrangements for these expenditures), purchases of inventory or supplies, SG&A expenditure levels, compensation, and other commitments of cash, while still allowing for adequate cash to meet known future commitments for cash, such as debt repayment.

The news release and Financial Information Release contain disclosures about return on capital, both for the entire company and for individual business segments.  We define return on capital as operating income (on an annualized basis if at a point other than the end of the fiscal year) divided by average capital employed.  Operating income excludes restructuring and related charges, and average capital employed is calculated over rolling two – five fiscal periods, depending on which quarter is being presented.  Details of these calculations and a reconciliation to information from our GAAP financial statements is set forth in the Financial Information Release.  We believe return on capital is an accepted measure of earnings efficiency in relation to capital employed, but it is a non-GAAP performance measure that is not defined or calculated in the same manner by all companies.  This measure should not be considered in isolation or as an alternative to net income or other performance measures, but we believe it provides useful information to investors by comparing the operating income we produce to the asset base used to generate that income.  Also, annualized operating income does not necessarily indicate results that would be expected for the full fiscal year.  We note that, particularly for return on capital measured at the segment level, not all assets are allocated to our operating segments, and there are assets held at the corporate (unallocated) level that may provide support to a segment’s operations and yet are not included in the asset base used to calculate that segment’s return on capital.  Thus, the average return on capital for the company’s segments will generally be higher than the company’s overall return on capital.  Management uses return on capital to evaluate the company’s earnings efficiency and the relative performance of its segments.

Item 7.01 – Regulation FD Disclosure

European Sales and Marketing Initiatives

Culp, Inc. has disclosed two initiatives in Europe as part of its continuing effort to look for new market opportunities outside the U.S.

Culp has entered into a non-binding letter of intent to form a new company in the United Kingdom that would source and market upholstery fabrics there.  The new company, to be known as Culp U.K., would be a joint venture with Flameproofings Ltd. of Manchester, England.  Flameproofings’ primary business is flame retardant (FR) coating for fabrics, but it also has a small upholstery fabrics business.  Under the terms of the letter of intent, Culp would team with Flameproofings to own and operate this business and build an upholstery sourcing, distribution and marketing operation based in Manchester to sell fabrics throughout the United Kingdom.  In connection with the formation of Culp U.K., Flameproofings would exit the residential upholstery (face fabrics) business.  Current plans call for Culp U.K. to start operations during the first quarter of Culp’s 2012 fiscal year.  Prior to that time, we expect to negotiate definitive agreements for the formation of Culp U.K. and to set up a warehouse, showroom and distribution facility from which the business would operate.  Once operational, we expect Culp U.K. to source fabrics primarily from Culp’s China platform, but also from Culp’s U.S. operations and directly from other suppliers.  Culp U.K. would obtain FR coating services from Flameproofings, which will ensure compliance with unique British FR requirements.  The letter of intent calls for Culp U.K. to be owned 51% by Culp and 49% by Flameproofings, with Culp providing up to ₤100,000 initial equity capital to start the venture, and possibly loans for future capital needs.

As previously disclosed, the company recently formed a new wholly-owned subsidiary in Poland, called Culp Europe.  We plan for this operation to sell and distribute upholstery fabrics and make and sell cut and sewn kits in Europe, using fabrics sourced primarily from our China platform, but also from the company’s U.S. operations and possibly directly from outside suppliers.  Our sales and marketing efforts in Europe also include a program for shipping containers of fabric and cut and sewn kits directly from our operations in China to customers in Europe.  Sales activities for Culp Europe are expected to begin during the fourth quarter of fiscal 2011.

We expect these operations to work together to serve the marketplace in Europe because many furniture manufacturers in Poland also sell furniture into the U.K., and a number of U.K. retailers and manufacturers supplement their U.K. furniture production with sourcing from Poland and other Eastern European countries.  The initial focus for both of these initiatives is on upholstery fabrics, but once operational we plan to explore the potential for also selling mattress fabrics in Europe from these platforms.

Item 9.01 (d) -- Exhibits

99(a)    News Release dated March 1, 2011

99(b)    Financial Information Release dated March 1, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.
(Registrant)

By:	/s/ Kenneth R. Bowling
Chief Financial Officer
(principal financial officer)

By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

Dated:  March 1, 2011

EXHIBIT INDEX

Exhibit Number	Exhibit

99(a)	News Release dated March 1, 2011
99(b)	Financial Information Release dated March 1, 2011